EXHIBIT 21

Bally Total Fitness Holding Corporation
List of Subsidiaries

Place of Incorporation

Bally Total Fitness Holding Corporation	Delaware
Bally Total Fitness Corporation	Delaware
Nycon Holding Co., Inc. (a)	New York
Rhode Island Holding Co. (b)	Rhode Island
Providence Fitness Centers, Inc. (c)	Rhode Island
New Fitness Holding Co., Inc. (d)	New York
Holiday Health & Fitness Centers of New York, Inc. (e)	New York
Connecticut Valley Fitness Centers, Inc. (f)	Connecticut
Connecticut Coast Fitness Centers, Inc. (g)	Connecticut
Scandinavian Health Spa, Inc.	Ohio
Scandinavian U. S. Swim & Fitness, Inc.	Ohio
Scandinavian Development Company	Illinois
Spa Associates Limited Partnership (h)	Ohio
Penn Hills Spa Limited Partnership (i)	Ohio
H&T Receivable Funding Corporation	Delaware
Powerflex Corporation	Delaware
Bally Matrix Fitness Center, Ltd. (j)	Ontario, Canada
BTF Canada Corporation	Ontario, Canada
Greater Philly No. 1 Holding Company (k)	Pennsylvania
Greater Philly No. 2 Holding Company (l)	Pennsylvania
Physical Fitness Centers of Philadelphia, Inc. (m)	Pennsylvania
Bally Total Fitness of Greater Michigan, Inc.	Michigan
Holiday Spa Health Clubs of California	California
Bally Total Fitness of Toledo, Inc.	Ohio
Bally's PacWest, Inc.	Washington
Health & Tennis Corporation of New York, Inc.	Delaware
U.S. Health, Inc.	Delaware
Holiday Universal, Inc.	Delaware
Holiday Health Clubs of the East Coast, Inc. (n)	Delaware
Holiday/Southeast Holding Corp. (o)	Delaware
Tidelands Holiday Health Clubs, Inc. (p)	Virginia
Holiday Health Clubs of the Southeast, Inc. (p)	South Carolina
So. Cal. Nautilus Fitness Center, Inc.	California
Houston Health Clubs, Inc.	Texas
Holiday Health Clubs and Fitness Centers, Inc.	Colorado
Jack LaLanne Holding Corp.	New York
Jack LaLanne Fitness Centers, Inc.	New York
Manhattan Sports Club, Inc.	New York
Bally Total Fitness International, Inc.	Michigan
Bally Total Fitness of Missouri, Inc.	Missouri
Health & Tennis (U.K.) Limited	United Kingdom
Bally's Fitness & Racquet Clubs, Inc.	Florida
Nautilus Plus of Oregon, Inc.	Oregon
BFIT Rehabilitation Services, Inc.	Delaware
BFIT Rehab of West Palm Beach, Inc.	Florida
BFIT Rehab of Boca Raton, Inc.	Florida
BFIT Rehab of Kendall, Inc.	Florida
Bally Franchising Holdings, Inc.	Illinois
Bally Fitness Franchising, Inc.	Illinois
Bally Franchise RSC, Inc.	Illinois
Lincoln Indemnity Company	Vermont
BTFCC, INC.	Delaware
BTFF Corporation	Delaware
BTF Indianapolis Corporation	Delaware
BTF Cincinnati Corporation	Delaware
BTF Minneapolis Corporation	Delaware
E Fit.COM Incorporated	Delaware
BTF PA Corporation	Delaware
BTF PA LLC.	Delaware
BSPS, LLC.	Delaware
BTF Washington, Inc.	Delaware
Bally Total Fitness Clinics, Inc.	Delaware
KR/BTF, LLC. (q)	Delaware

NOTES:

Subsidiaries of subsidiary companies are indented and follow the respective companies by which they are controlled. With the exception of the following, percentage of ownership is 100%.

  85% of outstanding stock owned by Bally Total Fitness Corporation.
  80% of outstanding stock owned by Nycon Holding Co., Inc., 7.5% owned by Bally Total Fitness Corporation and 7.5% Bally Total Fitness Holding Corporation.
  80% of outstanding stock owned by Rhode Island Holding Co. and 20% owned by Bally Total Fitness Corporation.
  80% of outstanding stock owned by Nycon Holding Co., Inc. and 13.5% owned by Bally Total Fitness Corporation.
  80% of outstanding stock owned by New Fitness Holding Co., Inc., 3% owned by Bally Total Fitness Corporation and 10% owned by Bally Total Fitness Holding Corporation.
  80% of outstanding stock owned by New Fitness Holding Co., Inc. and 7% owned by Bally Total Fitness Corporation.
  80% of outstanding stock owned by New Fitness Holding Co., Inc. and 18% owned by Bally Total Fitness Corporation.
  50% of outstanding stock owned by Scandinavian Development Company and 50% owned by Bally Total Fitness Holding Corporation.
  50% of outstanding stock owned by Scandinavian Development Company and 50% owned by Bally Total Fitness Corporation.
  88.55% of outstanding stock owned by Bally Total Fitness Corporation and 2.93% owned by Bally Total Fitness Holding Corporation.
  80% of outstanding stock owned by Bally Total Fitness Corporation and 5% owned by Bally Total Fitness Holding Corporation.
  80% of outstanding stock owned by Greater Philly No. 1 Holding Company and 20% owned by Bally Total Fitness Corporation.
  80% of outstanding stock owned by Greater Philly No. 2 Holding Company and 20% owned by Bally Total Fitness Corporation.
  50% of outstanding stock owned by U.S. Health, Inc. and 50% owned by Bally Total Fitness Corporation.
  80% of outstanding stock owned by Holiday Health Clubs of the East Coast, Inc. and 20% owned by Bally Total Fitness Corporation.
  80% of outstanding stock owned by Holiday/Southeast Holding Corp. and 20% owned by Bally Total Fitness Corporation.
  50% of outstanding stock owned by Bally Total Fitness Clinics, Inc.